SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    June 9, 2009

PHARMOS CORPORATION
(Exact name of Registrant as Specified in its Charter)

        Nevada                  0-11550                      36-3207413
 (State or Other Jurisdiction     (Commission file Number)    (IRS Employer
       of  Incorporation)                                                           Identification No.)

  99 Wood Avenue South, Suite 311, Iselin, NJ     08830
   (Address of Principal Executive Offices)                      (Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

On February 18, 2009 Pharmos Corporation announced that it had entered into an Asset Purchase Agreement (APA) with Reperio Pharmaceuticals Ltd. for the sale of the patent rights and technical know-how related to the compound known as PRS-639,058 and certain follow-on molecules.  The transaction was subject to a number of closing conditions, including a scientific diligence study and an upfront payment.

On June 9, 2009 Reperio informed Pharmos of the termination of the APA as the outcome of certain scientific diligence work was not satisfactory to Reperio, as well as the general economic conditions which prevented raising the necessary capital to further develop the assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of June, 2009.

PHARMOS CORPORATION

By:            /s/ S. Colin Neill
Name:  S. Colin Neill
Title:  President and Chief Financial Officer